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                                   EXHIBIT 21
                        HERMAN MILLER, INC., SUBSIDIARIES
                                  Subsidiaries

The Company's principal subsidiaries are as follows:

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                                                                     Jurisdiction
Name                                                 Ownership       of Incorporation
----                                                 ---------       ----------------

Coro Acquisition Corporation                         100% Company    California
Coro Services, Inc.                                  100% Company    Michigan
Corporate Vision Interiors, Inc.                     100% Company    Illinois
G. West Brooks, Inc.                                 100% Company    California
Herman Miller (Australia) Pty., Ltd.                 100% Company    Australia
Herman Miller B.V. (Netherlands)                     100% Company    Netherlands
Herman Miller Canada, Inc.                           100% Company    Canada
Herman Miller Ltd. Niederlassung Deutschland, Inc.   100% Company    Germany
Herman Miller Et Cie                                 100% Company    France
Herman Miller Italia S.p.A.                          100% Company    Italy
Herman Miller Japan, Ltd.                            100% Company    Japan
Herman Miller Limited                                100% Company    England, U.K.
Herman Miller Mexico S.A. de C.V.                    100% Company    Mexico
Herman Miller Transportation Company                 100% Company    Michigan
HMI Liquidating Company                              100% Company    Michigan
Integrated Metal Technology, Inc.                    100% Company    Michigan
Meridian Incorporated                                100% Company    Michigan
Milcare, Inc.                                        100% Company    Michigan
Milsure Insurance Limited                            100% Company    Barbados
Miller SQA, Inc.                                     100% Company    Michigan
National Systems, Inc.                               100% Company    Georgia
O'Brien, Inc.                                        100% Company    New York
Office Pavilion South Florida, Inc.                  100% Company    Florida
OP Corporate Furnishings, Inc.                       100% Company    Texas
OP Ventures, Inc.                                    100% Company    Colorado
OP Ventures of Texas, Inc.                           100% Company    Texas
Powder Coat Technology, Inc.                         100% Company    Michigan
The Resource Alliance, Inc.                          100% Company    Canada
Workstyles, Inc.                                     100% Company    Ohio
Workplace Resource, Inc.                             100% Company    Missouri
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